Exhibit 99.01

Investview (“INVU”) Reports New Record $2.77 Million Month
in Bitcoin Mining Revenue & Announces Strategic Facility Relocation to Further Improve Mining Production, Operations, Revenue and Profits

A strategic relocation of Investview’s largest mining operation to a more cost-effective region with long-term, low cost and sustainable power rates is projected to significantly reduce mining cost and further expand gross margins.

Eatontown, NJ, February 2, 2021 (GLOBE NEWSWIRE) — via NewMediaWire —Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, expects to report that its SAFETek subsidiary has reached a new all-time-high monthly revenue and profit margin for a third month in a row.

SAFETek increased its Bitcoin Mining Revenue by an estimated 47.3% going from approximately $1.88 million in December 2020 to approximately $2.77 million in January 2021.

SAFETek also increased its Profit Margin by an estimated 70.7% going from approximately $1.06 million in December 2020 to approximately $1.81 million in January 2021.

SAFETek produced approximately 80 Bitcoin in January averaging approximately 2.58 BTC per day. This growth was made possible through INVU’s ongoing strategic investments in cryptocurrency mining hardware, software & enhanced IT operations, and was further bolstered by significant Bitcoin price increases which appreciated by over 41% in January to a high of just over $40,000 and a sustained average monthly value of just over $34,000 per Bitcoin.

Investview’s EVP of Crypto Operations Rob Walther commented, “We are pleased to announce that for the third month in a row INVU’s strategic decisions to further increase/optimize our mining equipment and IT operations has allowed us to generate another record month of revenue and profit. This past month of January represents a new milestone for SAFETek with revenue growth of 47.3% to $2.77 million and profits expanding by nearly 70.7% to $1.81 million.”

Rob added, “In addition, INVU is excited to announce the relocation of our largest mining operation to a new facility with long-term, low cost and sustainable power & hosting rates. This decision is the culmination of many months of research, investigation and planning to reduce our long-term cost of operation and to facilitate greater re-investment into assets that will continue to grow our mining profits. This move is planned to commence in early February and be complete by March 31, 2021.

Note: The numbers included in this release are initial expected results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP, and subject to final review by the Company’s independent auditors.

“The wind down and move of our largest mining facility to a more cost-effective region is a good move for our company and will significantly reduce our overall cost of operations, anticipated to be as much as 25% or $4+ million on an annualized basis, which allows us to continuously improve our capital structure through the pay-off of long-term debt associated with our business growth and facility relocation plan,” said Joe Cammarata, CEO of Investview.

In addition to the company’s new constant-cost energy sustainability mining and production facility, Investview also maintains a constant-cost production mining operation in Colorado.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the generation of digital assets. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Mario Romano

Phone Number: 732.889.4308

Email: pr@investview.com